SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                          ----------------------------

                                    FORM 8-K

                                 CURRENT REPORT
                     PURSUANT TO SECTION 13 OR 15(d) OF THE
                         SECURITIES EXCHANGE ACT OF 1934

       Date of Report (Date of earliest event reported): December 9, 2005


                             ADEPT TECHNOLOGY, INC.
               (Exact Name of Registrant as Specified in Charter)


           Delaware                       0-27122                94-2900635
(State or Other Jurisdiction of   (Commission File Number)     (IRS Employer
        Incorporation)                                       Identification No.)

            3011 Triad Drive
             Livermore, CA                                         94550
(Address of Principal Executive Offices)                         (Zip Code)

       Registrant's telephone number, including area code: (925) 245-3400

                                      None

          (Former Name or Former Address, if Changed Since Last Report)

     Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

|_| Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

|_| Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

|_|  Pre-commencement   communications  pursuant  to  Rule  14d-2(b)  under  the
     Exchange Act (17 CFR 240.14d-2(b))

|_|  Pre-commencement   communications  pursuant  to  Rule  13e-4(c)  under  the
     Exchange Act (17 CFR 240.13e-4(c))


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Item 1.01     Entry Into a Material Definitive Agreement.

         On December 9, 2005, Adept Technology, Inc. ("Adept") entered into a Letter of Understanding (the "LOU") with Parker Hannifin Corporation ("Parker") for the co-development of products. The LOU defines the basic agreement of the parties and is intended to serve as a guiding document in the writing of a full agreement that will supersede the LOU.

         The LOU provides that Adept and Parker agree to enter into a joint supply relationship in which the companies will manufacture and supply products that create a complete robot system. A process will be instituted that will allow a customer to purchase a complete system from Adept, or optionally Parker. Adept will purchase components from Parker for the purpose of re-selling and intends to make Parker its primary supplier of linear actuators. The co-developed product will meet all specifications as described by Adept and agreed to by Parker. The product is to be private labeled (Adept) or co-labeled (Adept and Parker for respective products) at Adept's discretion. Parker agrees to make all products available to Adept for a minimum period of 5 years. After the 5 year period, Parker agrees to provide Adept with a minimum of 2 years advance notice if Parker decides to terminate the supply of product in conjunction with Adept. Adept agrees to provide Parker with a minimum of 2 years advance notice prior to terminating the purchase of products. Parker has rights to sell the co-developed product directly to any of its channel, customer, and geographic markets, except direct competitors of Adept. For all systems sold by Adept, Adept agrees to provide customer support for the complete system. Parker agrees to provide a proposal for complete system build and configuration at its facility, using its personnel. Parker agrees to add certain component suppliers to its approved supplier list, based upon Adept's recommendation and Parker's acceptance of the supplier. Adept agrees to provide annual forecasts of product sales. Parker agrees to provide pricing tables for all modules, based upon certain combined module volumes. Parker agrees to provide a module exchange warranty to Adept to cover defects in parts, materials, or workmanship. Parker agrees to participate in a cooperative marketing program to include such efforts as press releases, advertising, and joint trade show events in USA and Europe.


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                                   SIGNATURES

         Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                                            ADEPT TECHNOLOGY, INC.



Date: December 15, 2005                     By:  /s/ Robert R. Strickland
                                                --------------------------------
                                            Robert R. Strickland
                                            Chief Financial Officer